                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-81168) of Krause's Furniture, Inc. and in the related Prospectus of our report dated March 28, 1996, with respect to the consolidated financial statements and schedule of Krause's Furniture, Inc. included in this Annual Report (Form 10-K) for the year ended February 2, 1997.


/s/ ERNST & YOUNG LLP
-----------------------
    Ernst & Young LLP

Orange County, California
April 28, 1997